Exhibit 10.3

SEPARATE GUARANTY OF

RETAINED LIABILITY MATTERS

This Separate Guaranty of Retained Liability Matters (this “Guaranty”) is made as of the 27th day of February, 2013 (the “Effective Date”), by GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC., a Maryland corporation (the “Guarantor”), in favor of MIDLAND NATIONAL LIFE INSURANCE COMPANY, an Iowa Corporation, and its successors and assigns (the “Lender”).

For and in consideration of premises set forth herein, in order to induce the Lender to make a loan in the amount of One Hundred Five Million Six Hundred Thousand and No/100 Dollars ($105,600,000.00) (the “Loan”) to RENFRO PROPERTIES, LLC, a Delaware limited liability company, THE GC NET LEASE (SYLMAR) INVESTORS, LLC, a Delaware limited liability company, THE GC NET LEASE (LOVELAND) INVESTORS, LLC, a Delaware limited liability company, THE GC NET LEASE (REDMOND) INVESTORS, LLC, a Delaware limited liability company, THE GC NET LEASE (CRANBERRY) INVESTORS, LLC, a Delaware limited liability company, THE GC NET LEASE (GREENWOOD VILLAGE) INVESTORS, LLC, a Delaware limited liability company, THE GC NET LEASE (LIBERTYVILLE) INVESTORS, LLC, a Delaware limited liability company, and THE GC NET LEASE (RANCHO CORDOVA) INVESTORS, LLC, a Delaware limited liability company (jointly and severally, individual and collectively, the “Borrower”), which Loan is evidenced by that certain Promissory Note dated of even date herewith (the “Note”) made by Borrower in favor of Lender, as payee thereunder, and secured by certain deeds of trust and mortgages dated of even date herewith and described on Exhibit A attached hereto (collectively, the “Mortgage”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage), from the Borrower, for the benefit of the Lender, the Guarantor hereby agrees as follows:

1.	GUARANTEE OF RETAINED LIABILITY MATTERS

Guarantor hereby irrevocably, absolutely, unconditionally and jointly and severally guarantees the full and prompt payment of any and all costs, losses, damages and attorney’s fees incurred or suffered by Lender in connection with those certain Retained Liability Matters contained in the Note.

Guarantor acknowledges that the Loan is made solely for business purposes and that the Guarantor will be liable for a deficiency judgment after any foreclosure or proceeding under the applicable power of sale statute, or deed in lieu of foreclosure that the Lender elects to prosecute or accept, to the extent that liability for the Retained Liability Matters have remained unsatisfied. Any such deficiency or any judgment therefor shall bear interest at the Default Rate (as such term is defined in the Note) from and after the date of such foreclosure or the Lender’s or its affiliate’s acceptance of a deed in lieu thereof until and including the date the deficiency or judgment is paid.

2.	INDEMNITY AND HOLD HARMLESS

In addition to the guaranty herein contained, Guarantor jointly and severally agrees to indemnify the Lender and hold it harmless, to the extent of the Lender’s actual damages and losses, with respect to any circumstance or event comprising a Retained Liability Matter. This obligation includes the protection of the Lender from, and the defense of the Lender against, any and all actions, suits, proceedings, demands, assessments, adjustments, penalties or other assertions of liability arising as a result of or in connection with the Retained Liability Matters, and the indemnification of the Lender from and against all out-of-pocket costs and expenses sustained by the Lender in enforcing this Guaranty, including reasonable attorneys’ fees and expenses.

3.	CONDITIONAL GUARANTEE OF ENTIRE INDEBTEDNESS

Guarantor hereby irrevocably, absolutely, unconditionally and jointly and severally guarantees the full and prompt payment of the Guaranteed Indebtedness (as hereinafter defined), in the event of any fraud or intentional misrepresentation by Borrower or in the event of a voluntary transfer or encumbrance of the property given as security for the Note in violation of the due-on-sale clause in the Mortgage securing said Note, or upon the Borrower commencing a voluntary bankruptcy or insolvency proceeding (the “Full Liability Matters”). Guarantor’s personal liability for Full Liability Matters and for the Retained Liability Matters set forth above shall survive foreclosure of the Mortgage securing the Note (or the acquisition of the property given as security for the Note by Lender by a deed in lieu of foreclosure). The word “Guaranteed Indebtedness” is used herein in its most comprehensive sense and includes (a) the indebtedness evidenced by the Note; (b) any and all existing and future obligations of Borrower to Lender under the Loan Documents and any and all other existing and future obligations and liabilities of Borrower made, incurred or created in connection with the transaction to which the Loan Documents relate, whether due or not due, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, whether Borrower may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become invalid or otherwise unenforceable; (c) any and all amendments, modifications, renewals and/or extensions of any of the foregoing, including without limitation amendments, modifications, renewals or extensions which are evidenced by a new or additional instrument, document or agreement or which change the rate of interest on any such indebtedness; and (d) any and all interest that accrues on all, or any part of such indebtedness after the filing of any petition or pleading by or against Borrower for a proceeding under any chapter or provision of any present or future federal bankruptcy legislation or amendments thereto.

This Guaranty is not a guarantee of collection, but rather is an irrevocable, absolute and unconditional, continuing guarantee of payment and performance. In this regard, the Guarantor hereby acknowledges that the guarantee set forth in this Guaranty may not be revoked as to any present or future advances to or existing or additional liability incurred by the Borrower under the terms of the Note or any other Loan Document. The guarantee set forth in this Section shall terminate when the Note and the indebtedness evidenced thereby has been paid in full.

Guarantor hereby recognizes and acknowledges that Guarantor will derive substantial economic benefit from the loan from Lender to Borrower in accordance with said Note and Mortgage and, in consideration therefore, Guarantor has agreed to enter into this Guaranty as Guarantor.

4.	REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to the Lender as follows:

(a)	The execution and performance of this Guaranty and all guaranties, indemnities and covenants herein will not result in any breach of, or constitute a default under, any contract, guarantee, document or other instrument to which the Guarantor is a party or by which Guarantor may be bound or affected, and do not and will not violate or contravene any law to which the Guarantor is subject; nor do any such other instruments impose or contemplate any obligations which are or will be inconsistent with this Guaranty.

(b)	No approval by, authorization of, or filing with any federal, state or municipal or other governmental commission, board or agency or other governmental authority is necessary in connection with the authorization, execution and delivery of this Guaranty.

(c)	This Guaranty has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

(d)	All financial information furnished by the Guarantor to Lender and prepared by, or on behalf of either, the Borrower or the Guarantor, is true, correct and complete in all material respects and does not omit to state any fact or circumstance necessary to make the statements contained therein not misleading.

(e)	The financial statement of the Guarantor furnished to Lender is true and accurate as of its date. There has been no material adverse change in the Guarantor’s financial condition since the date of the financial statement.

(f)	Guarantor is not the subject of any bankruptcy court filing, insolvency proceeding, receivership, composition or assignment for the benefit of creditors.

(g)	There are no material actions, suits or proceedings pending or, to the best of the knowledge of the Guarantor, threatened against or affecting Guarantor.

5.	FINANCIAL REPORTS

On or before March 31 of each year during the term of the Loan, Guarantor shall deliver to the Lender copies of its audited financial statements certified by an independent public accountant.

6.	FINANCIAL COVENANT

At all times during the term of the Loan, the Guarantor shall maintain a net worth (including the value of the Guarantor’s equity in the property given as security for the Loan) equal to $75,000,000 (the “Guarantor Net Worth Requirement”).

7.	DEFAULT

A “Default” shall exist under this Guaranty if any of the following events occur:

(a)	Guarantor shall fail to pay any monetary payment resulting from the Guaranty within five (5) business days after written notice from the Lender.

(b)	Guarantor shall fail to perform, observe, or comply with any non-monetary covenant under this Guaranty, other than those specifically identified below in this Section 7, within thirty (30) days after written notice from the Lender demanding such performance, observance, or compliance.

(c)	Guarantor shall file a petition in bankruptcy or for relief from creditors under any present or future law that affords general protection from creditors; or any other person shall file an involuntary petition in bankruptcy against Guarantor; or the filing of any other action that may result in a composition of debts, provide for the marshaling of assets for the satisfaction of Guarantor’s debts, or result in the judicially ordered sale of assets for the purpose of satisfying obligations to creditors (unless a motion for the dismissal of the petition or other action is filed within ten (10) days and results in its dismissal within sixty (60) days of the filing of the petition or other action).

(d)	The dissolution, liquidation or winding up of a Guarantor that is not a natural person shall commence, or its legal existence shall cease, or a Guarantor who is a natural person shall die; provided, however, that a Default under this clause (d) shall not have occurred if (i) the Lender is promptly advised of the event, (ii) either (A) any remaining Guarantor(s) satisfy the Guarantor Net Worth Requirement, or (B) the Borrower succeeds in obtaining a replacement Guarantor(s) acceptable to Lender, in its sole discretion (whether one or more, a “Replacement Guarantor”), within one hundred eighty (180) days of the subject event; and (iii) any Replacement Guarantor jointly and severally assumes the obligations of the Guarantor under this Guaranty and the Environmental Indemnity, in a written agreement provided by Lender, so that all Replacement Guarantors in the aggregate (combined with any remaining Guarantors, if applicable) meet the Guarantor Net Worth Requirement. If required for the determination of compliance with the Guarantor Net Worth Requirement, any prospective replacement Guarantor shall have the burden of proving its compliance by providing current financial statements.

(e)	The failure of the Guarantor to maintain the Guarantor Net Worth Requirement; provided, however, the Borrower and/or the Guarantor shall have the right to cure any such net worth deficiency by replacing and/or adding one or more Replacement Guarantors within one hundred eighty (180) days of receipt of written demand from Lender to cure such net worth deficiency.

8.	APPLICATION OF PAYMENTS

All payments with respect to the indebtedness evidenced by the Note received by the Lender from the Borrower, or any party other than the Guarantor, may be applied by the Lender to the indebtedness in such manner and order as the Lender desires, in its sole discretion, whether or not such application reduces the liability of the Guarantor with respect to the Retained Liability Matters. If a foreclosure sale of the Property takes place, the proceeds of the sale (whether received in cash or by credit bid) shall be applied first to reduce that portion of the indebtedness which is not guaranteed under this Guaranty.

9.	UNSECURED OBLIGATION

This Guaranty is not secured by any of the Loan Documents securing the Loan or by any other collateral.

10.	WAIVERS

10.1	SUBROGATION RIGHTS AGAINST BORROWER

The Guarantor waives (a) any right of reimbursement, subrogation, exoneration, contribution, or indemnity from or by the Borrower with respect to the satisfaction by the Guarantor of any obligation of the Borrower, and (b) any “claim,” as that term is defined in the Bankruptcy Code, which the Guarantor might now have or hereafter acquire against the Borrower by virtue of the Guarantor’s performance of any obligation of the Borrower. In connection with the waiver set forth in clause (a), the Guarantor expressly waives (i) any and all rights to subrogation to the Lender against the Borrower and (ii) any rights to enforce any remedy which the Lender may have against the Borrower and any right to participate in any collateral for the Loan. In addition, the Guarantor hereby subordinates any and all indebtedness of the Borrower now or hereafter owed to the Guarantor to all indebtedness of the Borrower to the Lender, and covenants with the Lender not to demand or accept any payment of principal or interest on any such indebtedness while any default exists under the terms of any of the Loan Documents.

The Guarantor hereby waives and relinquishes all of the Guarantor’s rights provided by all constitutional, statutory and common law rights, remedies, defenses and setoffs which grant or purport to grant the Guarantor a credit for the fair market value of the Property under the law of any state in which the Property is located.

10.2	WAIVER OF JURY TRIAL

ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY IS HEREBY WAIVED BY GUARANTOR, AND IT IS AGREED BY GUARANTOR THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

10.3	MARSHALING OF ASSETS

Guarantor waives any right to cause a marshaling of the Borrower’s assets.

10.4	HOMESTEAD LAWS AND EXEMPTIONS

Guarantor waives all rights and exemptions under homestead and similar laws.

10.5	VALUATION OF COLLATERAL

Guarantor waives any right to assert that the amount paid for the property securing the Note at a lawfully conducted judicial or nonjudicial foreclosure sale is less than the value of the Property.

10.6	PROTEST, DEMAND, DISHONOR

Guarantor waives all rights of protest, demand, dishonor, presentment or any other notices or demands which might otherwise be required by any statute or rule of law now or hereafter in effect with respect to this Guaranty or any of the Retained Liability Matters.

10.7	ADDITIONAL WAIVERS

Guarantor waives (A) any defense based upon the Lender’s election of any remedy, (B) any defense of the statute of limitations and (C) any defense based on the Lender’s failure to disclose any information concerning the financial condition of the Borrower or any other circumstances bearing on the ability of the Borrower to pay and perform its obligations under the Loan Documents, or the Lender’s failure to provide notice of any act or omission by the Borrower from which any liability for a Retained Liability Matter may have arisen.

11.	MISCELLANEOUS

11.1	INDEPENDENCE OF OBLIGATIONS

Guarantor shall be fully and personally liable for the Retained Liability Matters, and the Lender shall be entitled to maintain an independent action against the Guarantor regardless of whether Lender has commenced or completed any action against the Borrower or the Property. Guarantor disclaims any status as beneficiaries of any obligation of the Lender to the Borrower to provide notice of default under the Loan Documents. If the Lender has initiated any action against the Borrower to enforce the Loan Documents, the Lender may join Guarantor or refrain from doing so, at its sole and absolute discretion. The liability of Guarantor under this Guaranty shall be reinstated with respect to any amount at any time paid to Lender by the Borrower on account of the Retained Liability Matters which shall thereafter be required to be restored or returned by the Lender upon the bankruptcy, insolvency or reorganization of the Borrower or any other Guarantor other than the party against whom the Lender has sought to enforce this Guaranty, as though such amount had not been paid. Except as expressly agreed in writing by the Lender, Guarantor’s liability for the Retained Liability Matters shall not be released, diminished, impaired, reduced or otherwise affected by (a) the reconveyance of the interest created by the Mortgage (b) the consent by the Lender to any transfer of a direct or indirect interest in the Property (whether through sale of the Property, transfers of interests in the Borrower, or a change in the form of business organization of the Borrower), or (c) any forbearance by the Lender to exercise any rights under the Loan Documents, unless those rights are expressly waived or modified in a written instrument duly executed by the Lender; provided, however, that any written modification of the Loan that affects the amount of the indebtedness evidenced by the Note may be considered in ascertaining the amount of the indebtedness for purposes of determining the amount of Guarantor’s liability arising arises under Section 3 of this Guaranty, absent fraud or material written misrepresentation in connection with such a modification.

11.2	OFFSETS AND DEFENSES

No liability of the Guarantor under this Guaranty shall be released, diminished, impaired, reduced or otherwise affected by any existing or future offset, claim, or defense of the Guarantor against the Lender. No liability of any Guarantor shall be affected because the liability of any other guarantor is limited, impaired or released by reason of a trustee’s sale or any other agreement is made or remedy is exercised by Lender, whether such limitation, impairment or release results from such person also being the Borrower or liable by reason of being any entity, natural person or general partner comprising Borrower or otherwise.

11.3	NOTICES

All notices hereunder shall be in writing at the addresses set for below. All notices to be given hereunder may be given by any of the following means: (i) personal service, (ii) overnight delivery by a reliable courier service, or (iii) registered U.S. Mail, postage thereon prepaid, return receipt requested. Written notice shall be deemed effective as follows: (i) if by personal service or overnight delivery, upon delivery or first attempted delivery, and (ii) if by registered U.S. Mail, two days after deposit in the U.S. Mail. Each of the parties may hereafter designate a different address for notices hereunder by providing notice of such designation to the other parties pursuant to the procedures set forth above.

If to the Lender:

Midland National Life Insurance Company,

an Iowa Corporation

One Midland Plaza

Sioux Falls, South Dakota 57193

Fax: 605-373-2752

Attention: Mortgage Accounting

And:

Midland National Life Insurance Company

c/o Guggenheim Commercial Real Estate Finance, LLC

3455 Peachtree Road NE, Suite 500

Atlanta, Georgia 30326

Attn: Eugene Ansley, Jr.

With a copy to:

Winstead PC

500 Winstead Building

2728 N. Harwood Street

Dallas, Texas 75201

Attn: Christopher T. Nixon, Esq.

If to the Guarantor:

Griffin Capital Essential Asset REIT, Inc.

2121 Rosecrans Avenue, Suite 3321

El Segundo, California 90245

Attention: Kevin Shields

With a copy to:

Lyon & Caron LLP

790 Estate Drive, Suite 180

Deerfield, Illinois 60015

Attn: Jeff Lyon

or such address(es) or addressee(s) as the party to be served with notice may have furnished to the other party in accordance with this paragraph.

11.4	ENTIRE GUARANTY AND MODIFICATION

This Guaranty contains the entire agreement of the Guarantor relating to the subject matter hereof, and all prior guaranties relative hereto which are not contained herein are hereby terminated. This Guaranty may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the Lender. Any alleged amendment, revision, waiver, discharge, release or termination that is not so documented shall not be effective as to the Lender. Whenever the Lender’s consent is required herein, such consent shall be given in Lender’s sole and absolute discretion, unless otherwise specifically stated.

11.5	COUNTERPARTS

This Guaranty may be executed in multiple counterparts, all of which taken together shall constitute one and the same Guaranty.

11.6	GOVERNING LAW

(a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY, AND THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

11.7	CUMULATIVE REMEDIES

Every right and remedy provided in this Guaranty shall be cumulative of every other right or remedy of the Lender whether herein or by law conferred and may be enforced concurrently with any such right or remedy. No acceptance of performance of any Retained Liability Matters as to which the Guarantor shall be in Default, or waiver of particular or single performance of any obligation or observance of any covenant, shall be construed as a waiver of the obligation or covenant or as a waiver of any other Default then, theretofore or thereafter existing.

11.8	SEVERABILITY

In the event that any one or more of the provisions of this Guaranty shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Guaranty shall operate, or would prospectively operate, to invalidate this Guaranty, then, and in any such event, such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Guaranty, and the remaining provisions of this Guaranty shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

11.9	SETTLEMENTS

Upon the Lender’s request, the Guarantor shall participate in good faith and in a commercially reasonable manner in any settlement between the Borrower and the Lender which includes or may include a deed in lieu of a foreclosure or of a trustee’s sale.

11.10	REFERENCE TO PARTICULARS

The scope of a general statement made in this Guaranty shall not be construed as having been reduced through the inclusion of references to particular items that would be included within the statement’s scope. Therefore, unless the relevant provision of this Guaranty contains specific language to the contrary, the term “include” shall mean “include, but shall not be limited to” and the term “including” shall mean “including, without limitation.”

11.11	ASSIGNMENT

The Lender may assign its rights under this Guaranty without notice to any holder of the Note and assignee of the Lender’s rights under the Loan Documents. Guarantor shall perform its obligations under this Guarantor in favor of Lender until such time as Guarantor is notified in writing of an assignment of the Lender’s rights under the Loan Documents; at which time Guarantor shall perform its obligations under this Guaranty in favor of such assignee in accordance with such notice of the assignment.

11.12	SURVIVAL

Except as otherwise provided in Section 7, all obligations under this Guaranty shall be binding upon the Guarantor’s heirs, personal representatives, successors and assigns, and shall survive foreclosure of the Property, delivery and acceptance of a deed to the Property in lieu of foreclosure, and the repayment of the Indebtedness. Notwithstanding anything herein to the contrary. in no event shall any officer, director, shareholder, employee or agent of Guarantor be personally liable for any of the obligations of Guarantor under this Guaranty.

[signature page follows]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the Effective Date.

GUARANTOR:

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC., a Maryland corporation

By:	/s/ Joseph E. Miller
	Name:	Joseph E. Miller
	Title:	Chief Financial Officer

EXHIBIT A

Owner	Property	Allocated Loan Amount	Security Instrument
The GC Net Lease (Redmond) Investors, LLC	14500-14560 NE 87th Street Redmond, WA 98052; legally described on Exhibit A attached to the specified Security Instrument (the “AT&T Property)	$26,000,000	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be recorded in the real property records of King County, Washington
The GC Net Lease (Cranberry) Investors, LLC	400 Bertha Lamme Drive Cranberry Twp, PA 16066; legally described on Exhibit A attached to the specified Security Instrument (the “Westinghouse Property”)	$22,000,000	Open-End Mortgage and Security Agreement to be recorded in the real property records of Butler County, Pennsylvania
The GC Net Lease (Rancho Cordova) Investors, LLC	11971 Foundation Place Rancho Cordova, CA 95670; legally described on Exhibit A attached to the specified Security Instrument (the “Health Net Property”)	$13,500,000	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be recorded in the real property records of Sacramento County, California
Renfro Properties, LLC	1702 Springdale Drive Clinton, SC 29325; legally described on Exhibit A attached to the specified Security Instrument (the “Renfro Corporation Property”)	$13,500,000	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture filing to be recorded in the real property records of Laurens County, South Carolina
The GC Net Lease (Greenwood Village) Investors, LLC	6060 South Willow Drive Greenwood Village, CO 80111; legally described on Exhibit A attached to the specified Security Instrument (the “Travelers Property”)	$9,500,000	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be recorded in the real property records of Arapahoe County, Colorado
The GC Net Lease (Libertyville) Investors, LLC	1515 Franklin Boulevard Libertyville, IL 60048; legally described on Exhibit A attached to the specified Security Instrument (the “Zeller Plastik USA Property”)	$9,000,000	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture filing to be recorded in the real property records of Lake County, Illinois
The GC Net Lease (Loveland) Investors, LLC	380 West 37th Street Loveland, CO 80538; legally described on Exhibit A attached to the specified Security Instrument (the “Quad/Graphics Property”)	$7,500,000	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be recorded in the real property records of Larimer County, Colorado
The GC Net Lease (Sylmar) Investors, LLC	12669 Encinitas Avenue Los Angeles, CA 91342; legally described on Exhibit A attached to the specified Security Instrument (the “ITT Property”)	$4,600,000	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be recorded in the real property records of Los Angeles County, California
Total		$105,600,000